Exhibit 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in this Registration Statement of FEI Company on Form S-4 of our report dated February 26, 1999 appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of FEI Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Portland, Oregon
May 4, 1999